UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material pursuant to §240.14a-12
OMNICARE, INC.
(Name of Registrant as Specified In Its Charter)
CVS HEALTH CORPORATION
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

Omnicare Transition to CVS Health: Compensation and Benefits Update

CVS Health has prepared this Frequently Asked Questions (FAQ) document to address questions related to treatment of compensation and benefits in the context of the Omnicare-CVS Health merger. This document is intended to provide clarification on the impact of the CVS Health merger on your eligible or actual awards under certain Omnicare compensation plans. These FAQs are not intended to be a comprehensive description of the awards and benefits that you have or may become eligible to receive as a result of the proposed merger.

Stock Compensation

Q: What happens to my stock awards as a result of the merger?
A: Restricted Stock Awards (RSAs), other than vested restricted stock, granted prior to June 1, 2014 (also known as “single-trigger” grants) will become fully vested on the closing date of the merger and be paid out in the amount of $98 cash per share (less applicable taxes and withholdings) within three business days after the closing date of the merger.

Performance Share Units (PSUs) granted prior to June 1, 2014 (also known as “single-trigger” grants) will become fully vested on the closing date of the merger. Company performance will determine the number of earned shares; each earned share will be paid out in the amount of $98 cash per share (less applicable taxes and withholdings) within three business days after the closing date of the merger.

Restricted Stock Awards (RSAs), other than vested restricted stock, granted after May 31, 2014 (also known as “double-trigger” grants) will be replaced by an equivalent value of CVS Health Restricted Stock on the closing date of the merger, with the CVS Health Restricted Stock featuring the identical remaining vesting period as the replaced Omnicare RSAs. Similar to the Omnicare RSAs, the replacement CVS Health Restricted Stock will provide for accelerated vesting in the event of a termination of employment without cause within 24 months after the closing date of the merger.

Performance Share Units (PSUs) granted after May 31, 2014 (also known as “double-trigger” grants) will be converted to CVS Health Restricted Stock. Company performance through the close will determine the number of earned shares; each earned share will then be replaced by an equivalent value grant of CVS Health Restricted Stock on the closing date of the merger, with the CVS Health Restricted Stock vesting on the date that is the original end of the Omnicare PSU performance period. Similar to the Omnicare PSUs, the replacement CVS Health Restricted Stock will provide for accelerated vesting in the event of a termination without cause within 24 months after the closing date of the merger.

Accrued dividends for all outstanding Omnicare awards will be paid in cash within three business days of the closing date of the merger.

Q: How will I receive the cashed out funds for my stock awards?
A: As the close date of the merger gets closer, CVS Health will provide additional details about the payout process.

Q: What are the tax implications for the cash out of my unvested stock awards?
A: Restricted stock awards are generally taxed as ordinary income upon vesting.
PSUs are generally taxed as ordinary income when they are cashed out. Applicable payroll taxes will be withheld at the time of payment. Please consult a tax professional for specific guidance relative to your own personal tax liabilities on these payments.

Q: Where can I view my vested or unvested stock awards?
A: Please visit www.ubs.com and log in to your account.

Q: What happens to my stock options?
A: Each stock option will become fully vested on the closing date of the merger and be paid out in the amount of $98 cash per share minus the exercise price (less applicable taxes and withholdings) within three business days after the closing date of the merger.

Q: What happens to my vested restricted stock as a result of the merger?
A: Your vested shares of restricted stock are outstanding shares of common stock and will be treated in the same manner as stock owned by any Omnicare stockholder. Each share of common stock outstanding immediately prior to the closing of the merger will be paid out in the amount of $98 cash per share.

Shares that previously have vested were subject to ordinary income tax withholding at the time of vesting. However, this cash payment may be subject to short- and/or long-term capital gains tax, depending on the length of your holding period following vesting. Please consult a tax professional for specific guidance relative to your own personal tax liabilities on this payment.

Q: Can I sell any of my vested stock awards between now and the close of the merger?
A: You are subject to Omnicare’s corporate policy regarding open window periods. If you wish to sell shares at any time, contact Aly Kayne, the Company’s Secretary & General Counsel.

Annual Incentive Compensation (Bonus)

Q: Will I still receive a cash bonus (also known as Annual Incentive Plan or AIP) for my 2015 performance?
A: The 2015 Annual Incentive Plan (AIP) will be paid immediately following the closing of the merger and, if the merger closes in 2015, will be prorated based on the number of days that have elapsed in the plan year as of the closing date of the merger. The actual 2015 AIP award will be based on your individual performance and overall business results.

Q: How will my bonus be determined?
A: The merger agreement provides for 2015 AIP funding at 125% of target, which was based on our performance through the signing date of the merger agreement. This funding level of 125% determines the total pool of funds available for awards, and does not dictate individual payout levels. In accordance with the AIP guidelines, individual bonuses may be more or less than target depending on overall business results and your individual performance through the closing.

Q: I was hired this year. Am I eligible for an AIP bonus?
A: If you were hired into an AIP-eligible role in 2015, you are eligible for a 2015 AIP award, which will be prorated based on your start date (if you were hired after April 1, 2015) and on the number of days that have elapsed in the plan year as of the closing date of the merger. In addition, if you are entitled to any other bonus for 2015, your 2015 AIP award will be offset by such amount.

Q: What bonus will I be eligible for after the merger closes?
A: While the specific design of incentive programs after closing is still being determined, employees who are incentive-eligible as of the closing date and continue in an incentive-eligible position after the closing date will participate in an incentive plan for the portion of the year remaining after the closing date, at the same incentive opportunity level.

General

Q: If I’m not offered a job with CVS Health, am I eligible for severance pay?
A: In the event of job elimination or other termination without cause prior to December 31, 2016, you will be eligible for payments no less favorable than the benefit under the applicable Omnicare Severance Plan. The definition of “cause” includes, but is not limited to, violation of the Company Code of Business Conduct & Ethics or other policies and procedures, negligent conduct and other unethical conduct.

Q: What happens if I resign before the closing of the merger? Am I still eligible for the bonus or stock cash out?
A: You must be employed as of the closing date of the merger to receive any bonus award or unvested stock compensation payouts.

Q: What happens if I resign voluntarily before December 31, 2016? Am I still eligible for stock cash out?
A: CVS Health Restricted Stock vests according to the vesting schedule applicable to your award prior to its conversion to CVS Health Restricted Stock. Therefore, if you resign voluntarily before the CVS Health Restricted Stock vests you will not be eligible to receive the unvested CVS Health Restricted Stock.

Q: Who can I consult with if I have additional questions?
A: Please contact your HR Business Partner. You may also refer to the merger agreement for more details.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in the communication above may constitute “forward-looking statements” within the meaning of the federal securities laws. By their nature, all forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons as described in our U.S. Securities and Exchange Commission (“SEC”) filings, including those set forth in the Risk Factors section and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements,” in the case of CVS Health Corporation ("CVS Health"), and “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 Regarding Forward-Looking Information,” in the case of Omnicare, Inc. ("Omnicare"), in our respective most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10- Q. These forward-looking statements may be identified by words such as “believes”, “expects”, “anticipates”, “projects”, “intends”, “should”, “seeks”, “estimates”, “future” or similar expressions or by discussion of, among other things, strategy, goals, plans or intentions. The factors that could cause actual results to differ materially include the following: the possibility that the anticipated synergies and other benefits from the proposed merger of CVS Health and Omnicare will not be realized, or will not be realized within the expected time periods; the inability to obtain regulatory approvals of the proposed merger (including the approval of antitrust authorities necessary to complete the proposed merger) on the terms desired or anticipated; the timing of such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed merger; the risk that a condition to closing the proposed merger may not be satisfied on a timely basis or at all; the risk that the proposed merger fails to close for any other reason; the risks and uncertainties related to CVS Health’s ability to successfully integrate the operations, products and employees of CVS Health and Omnicare; the effect of the potential disruption of management’s attention from ongoing business operations due to the pending merger; the effect of the announcement of the proposed merger on CVS Health’s and Omnicare’s relationships with their respective customers, vendors and lenders and on their respective operating results and businesses generally; access to available financing on a timely basis and on reasonable terms; the outcome of any legal proceedings related to the proposed merger; and the risks and uncertainties normally incidental to the respective businesses of CVS Health and Omnicare. The foregoing review of factors should not be construed as exhaustive. Additional information concerning these and other risks and uncertainties can be found in CVS Health’s and Omnicare’s respective periodic reports filed with the SEC. Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.cvshealth.com or www.omnicare.com, or on request from CVS Health or Omnicare, as applicable.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, neither CVS Health nor Omnicare undertakes any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger of Omnicare and CVS Pharmacy, Inc., a wholly owned subsidiary of CVS Health. In connection with the proposed merger, Omnicare filed a definitive proxy statement on Schedule 14A with the SEC on July 20, 2015 and mailed the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. In connection with the proposed merger, CVS Health and Omnicare intend to file other relevant materials, if any, with the SEC. INVESTORS AND STOCKHOLDERS OF OMNICARE ARE ADVISED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders are able to obtain the proxy statement, any amendments or supplements thereto and other relevant documents (when they become available) free of charge at the SEC's web site, http://www.sec.gov. In addition, Omnicare’s investors and security holders also may obtain free copies of the documents filed with the SEC through the Investors section of Omnicare’s website, www.omnicare.com, or by contacting Omnicare’s Investor Relations Department by telephone at (513) 719-1507 or by e-mail at investor.relations@omnicare.com.

Participants in Solicitation

CVS Health and its directors and executive officers, and Omnicare and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Omnicare common stock in connection with the proposed merger. Information about the directors and executive officers of CVS Health is set forth in the proxy statement for CVS Health’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 27, 2015. Information about the directors and executive officers of Omnicare is set forth in the proxy statement for Omnicare’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2015. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, was included in the definitive proxy statement filed by Omnicare with the SEC on July 20, 2015.